Exhibit 10.3

Management Form

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH

NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR

CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH SIX

ASTERISKS [******].

CLASS B UNIT AWARD AGREEMENT

UNDER THE

FRONTIER TOPCO PARTNERSHIP, L.P.

2019 CLASS B UNIT INCENTIVE PLAN

Pursuant to the terms and conditions of the Frontier TopCo Partnership, L.P. 2019 Class B Unit Incentive Plan (as it may be amended and/or restated from time to time, the “Plan”) and this Class B Unit Award Agreement (this “Award Agreement”), the Partnership hereby grants to the Participant set forth on the signature page hereto a number of Class B Units set forth below (the “Award”). The Award shall be granted as of [●], 2022 (the “Date of Grant”). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan, or if not defined therein, in the Partnership Agreement.

1.    Grant of Class B Units. The Partnership hereby grants to the Participant, effective as of the Date of Grant, [●] Class B Units, subject to the terms and conditions of the Plan and this Award Agreement. The Distribution Threshold applicable to the Time Vested Units (as defined below) is equal to $[●], and the Distribution Threshold applicable to the Performance Vested Units (as defined below) is equal to $0.00. The Time Vested Units and Performance Vested Units are hereby designated as Catch-Up Units and, in accordance with Section 7.2(d) of the Partnership Agreement, are hereby assigned a Catch-Up Amount equal to $[●] and $[●], respectively.

2.    Vesting. Class B Units granted hereunder shall vest as follows:

(a)    Time Vested Units. With respect to twenty five percent (25%) of the Class B Units subject to the Award (the “Time Vested Units”), subject to the Participant not having undergone a Termination prior to each applicable vesting date, twenty percent (20%) of such Time Vested Units shall vest on each anniversary of the Vesting Commencement Date (such that in the ordinary course, assuming no Termination, the Time Vested Units will fully vest on the fifth (5th) anniversary of the Vesting Commencement Date) (each such anniversary, a “Time Vesting Date”); provided, that (i) upon a Change of Control prior to the Participant’s Termination, all unvested Time Vested Units that then remain outstanding will vest in full, and (ii) upon a Qualifying Termination, a number of Time Vested Units shall vest equal to the number of Time Vested Units that would otherwise have vested on the next Time Vesting Date but for such Termination; provided, further, that if such Qualifying Termination occurs within the one (1) year period immediately following an Other Corporate Transaction, all unvested Time Vested Units that then remain outstanding will vest in full as of such Qualifying Termination.

(b)    Performance Vested Units.

(i)    With respect to the remaining seventy five percent (75%) of the Class B Units subject to the Award (the “Performance Vested Units”), such Performance Vested Units shall be eligible to vest upon any Measurement Date, subject to the Participant not having undergone a Termination prior to such Measurement Date, based on the achievement of the following performance hurdles (the “Performance Hurdles”):

•	11.11% of the Performance Vested Units will vest upon any Measurement Date that results in the attainment of a Sponsor MOIC of at least [******] times;

•	An additional 11.11% of the Performance Vested Units will vest upon any Measurement Date that results in the attainment of a Sponsor MOIC of at least [******] times;

•	An additional 33.33% of the Performance Vested Units will vest upon any Measurement Date that results in the attainment of a Sponsor MOIC of at least [******] times;

•	An additional 33.33% of the Performance Vested Units will vest upon any Measurement Date that results in the attainment of a Sponsor MOIC of at least [******] times; and

•	The remaining 11.12% of the Performance Vested Units will vest upon any Measurement Date that results in the attainment of a Sponsor MOIC of at least [******] times.

Performance Vested Units that do not vest prior to or upon the Final Measurement Date will be forfeited upon such date. In connection with any Measurement Date, the Chief Executive Officer of Kodiak Gas Service, LLC will be provided a summary illustrating the calculation of Sponsor MOIC upon such Measurement Date, and, if applicable, the resulting percentage of Performance Vested Units that vested upon such Measurement Date.

(c)    Definitions. For purposes hereof, the following definitions shall apply:

(i)    [“Employment Agreement” means [●].]

(ii)    “Final Measurement Date” means the earlier to occur of (A) a Change of Control or (B) following an Initial Public Offering, the date upon which the EQT Investors no longer hold equity securities of the Partnership (or the IPO Corporation, if applicable) representing more than ten percent (10%) of the outstanding equity securities of such entity.

(iii)    “Good Reason” will have the meaning set forth in the Employment Agreement (and any termination with Good Reason shall remain subject to any notice and cure periods set forth therein). If the Participant is not a party to an Employment Agreement that does defines Good Reason (or a term of similar import), Good Reason shall not be applicable under this Award Agreement.

(iv)    “Marketable Securities” means securities that (A) are traded on the New York Stock Exchange, the NASDAQ Stock Market or any similar national securities exchange, or any successor thereto, and (B) are, at the time of receipt, registered pursuant to an effective registration statement filed under the Securities Act and will remain registered until such time as such securities can be sold by the holder thereof pursuant to Rule 144; provided, that Marketable Securities shall not include any securities of the Partnership (or the IPO Corporation, if applicable).

(v)    “Measurement Date” means (A) prior to the Final Measurement Date, each date upon which the EQT Investors receives Sponsor Cash Amounts, or (B) the Final Measurement Date.

(vi)    “Other Corporate Transaction” means (A) any merger, reverse merger or similar corporate transaction that does not constitute a Change of Control; or (B) an Initial Public Offering.

(vii)    “Qualifying Termination” means a termination of the Participant’s employment by the Service Recipient without Cause or by the Participant with Good Reason (if applicable), or by reason of the Participant’s death or Disability.

(viii)    “Sponsor Cash Amounts” means, as of any Measurement Date, without duplication, the cumulative amount of all cash, cash equivalents or Marketable Securities (including as a result of dividends, distributions, or receipt of proceeds) actually received by the EQT Investors on or before such Measurement Date with respect to or in exchange for equity securities of the Partnership, net of any unreimbursed transaction expenses incurred directly or indirectly by the Sponsor on or before such Measurement Date; provided, however, with respect to a Final Measurement Date, Sponsor Cash Amounts will also include the fair market value of any proceeds received by the EQT Investors prior to or in connection with such Final Measurement Date (and not otherwise previously included) that are not cash, cash equivalents or Marketable Securities and the fair market value of any remaining equity securities of the Partnership retained by the EQT Investors following such Final Measurement Date based on (A) the applicable transaction price (and valuing, in good faith, any contingent payments, if applicable), in the case of a Final Measurement Date resulting from prong (i) of the definition thereof, and (B) based on the closing price of such securities on the trading date immediately prior to such Final Measurement Date, in the case of a Final Measurement Date resulting from prong (ii) of the definition thereof.

(ix)    “Sponsor Cash Invested” means, as of any Measurement Date, without duplication, all cash invested by the EQT Investors in equity securities of the Partnership on or before such Measurement Date, including any additional capital invested in the Partnership by the EQT Investors following the Closing, and through the applicable Measurement Date.

(x)    “Sponsor MOIC” means, as of any Measurement Date, the quotient obtained by dividing (A) Sponsor Cash Amounts by (B) Sponsor Cash Invested, and shall be determined net of any equity-based compensation that vests in connection with such Measurement Date, and shall be determined net of any equity-based compensation that vests in connection with such Measurement Date.

(xi)    “Vesting Commencement Date” means [●].

3.    Termination.

(a)    Upon any Termination, all then unvested Class B Units (determined after taking into account any acceleration described above upon a Qualifying Termination) shall be forfeited for no consideration as of the date of such Termination; provided, that in the event of the Participant’s Qualified Termination, (i) the Performance Vested Units shall remain outstanding and eligible to vest for a period of nine (9) months following the Participant’s Qualifying Termination date to the extent a Measurement Date occurs within such post-termination period (such period, the “Tail Period”), subject to achievement of the Performance Hurdles, and (ii) all unvested Time Vested Units shall remain outstanding and eligible to vest during the Tail Period and shall become vested solely upon a Change of Control during the Tail Period. Time Vested Units and Performance Vested Units that do not vest prior to expiration of the Tail Period will be forfeited upon such date (or, if earlier, upon the Final Measurement Date to the extent they do not vest in connection therewith); provided, however, that if, prior to the end of the Tail Period, the Company enters into a definitive agreement that, if consummated, would result in a Change of Control, the Tail Period shall be extended only with respect to such Change of Control through the date of consummation of such Change of Control or the termination of such definitive agreement without consummation.

(b)     In accordance with Section 3.1(b)(i) of the Partnership Agreement, upon any Termination, all vested Class B Units shall automatically convert into Class C Units, via a Class C Unit Exchange, subject to any terms, conditions and required conversion delay periods as set forth in the Partnership Agreement. Further, if any Class B Units become vested during the Tail Period, such then-vested Awarded Units shall, upon vesting (and the end of any required conversion delay period) convert to Class C Units.

4.    Additional Forfeitures. Notwithstanding anything contained in the Plan or this Award Agreement to the contrary, all Class B Units granted in connection with the Award, whether or not then vested, as well as any Class C Units received in connection with any conversion contemplated in Section 3(b) above, will be immediately forfeited upon (a) a Termination of the Participant by the Service Recipient for Cause or (b) any Restrictive Covenant Breach. For purposes hereof, a “Restrictive Covenant Breach” shall mean the Participant’s material breach of any restrictive covenants that the Participant is subject to as a result of any agreement with any member of the Partnership Group, including, without limitation, [the Employment Agreement] / [the Restrictive Covenant Agreement]. In addition, to the extent that the Participant (or other Permitted Transferee) has received, prior to the date of the Termination for Cause or Restrictive Covenant Breach, as applicable, any proceeds in respect of the Class B Units granted hereunder (or any Class C Units received in connection with any conversion contemplated in Section 3(b) above), the Participant (and any other Transferee) shall promptly repay to the Partnership any such proceeds; provided, however, in no event shall the Participant (or any other Transferee) be required to repay or otherwise remit any amounts previously distributed to the Participant (or any other Transferee) under the Partnership Agreement as Tax Distributions thereunder.

5.    Restrictive Covenants.

(a)    [The Participant hereby reaffirms the covenants contained in Section [9] of the Employment Agreement, the provisions of which are hereby incorporated by reference.] / [The Participant acknowledges and agrees that as a condition of receipt of the grant of the Class B Units under the Award, the Participant shall execute and deliver to the Partnership a Restrictive Covenant Agreement in the form set forth on Exhibit A (the “Restrictive Covenant Agreement”), the provisions of which are hereby incorporated by reference.]1

(b)    The Participant acknowledges that the Participant has read and understands such applicable covenants, including, specifically, the scope and duration thereof, and acknowledges and agrees that the grant of the Class B Units under this Award Agreement is being provided as consideration of the Participant’s continued compliance with such applicable covenants, and but for such agreement, the Partnership would not grant the Participant the Class B Units under this Award Agreement.

6.     Rights as a Member.

(a)    The rights, privileges, limitations, and obligations related to the Award are as set forth in the Plan and the Partnership Agreement. In addition, the Award shall be subject to all the terms and conditions set forth in the Plan and the Partnership Agreement. As a condition to the issuance of the Class B Units pursuant to the Award, and by executing this Award Agreement, the Participant is required to execute an Addendum Agreement to the Partnership Agreement (which has been provided contemporaneously with this Award Agreement) agreeing to be bound by the terms of the Partnership Agreement as set forth therein, to the extent such Participant is not already a direct signatory to the Partnership Agreement or otherwise bound by an Addendum Agreement. Distributions in respect of the Class B Units and, if applicable, Class C Units, shall be made to the Participant in accordance with the provisions of the Partnership Agreement.

(b)    Notwithstanding the Participant’s status as a member of the Partnership, the Participant shall have no right, solely by virtue of holding a Class B Unit or, if applicable, Class C Unit, to (i) examine the books and records of or any other information of the Partnership or (ii) obtain any information about the identities of the other members of the Partnership (or of the size or nature of such other members’ interests in the Partnership).

7.    Transferability. The Class B Units and, if applicable, the Class C Units received upon any conversion of Class B Units via the Class C Unit Exchange are subject to the transfer restrictions set forth in the Partnership Agreement. The terms of the Award shall be binding upon the executors, administrators, heirs, successors, and assigns of the Participant. Any attempt to effect a Transfer of any Class B Units or, if applicable, the Class C Units received upon any conversion of Class B Units via the Class C Unit Exchange not in compliance with the Partnership Agreement shall be null, void, and of no effect, and shall not be effected upon the records of the Partnership.

8.    Investment Intent; Other Representations of Participant.

(a)     Investment Intent. The Participant hereby represents and warrants that the Class B Units will be held for investment purposes and are not being received with a view to

[1]	To confirm which applies here.

distribution thereof, and covenants and agrees to make such other reasonable and customary representations as requested by the Partnership regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Partnership.

(b)    No Reliance on the Partnership. In making his or her investment decision with respect to the receipt of the Class B Units, the Participant has not relied upon the Partnership or any of its affiliates, or any representative thereof for any advice of any sort, including, but not limited to, tax or securities law advice.

9.    Section 83(b) Election. As a condition subsequent to the issuance of the Class B Units pursuant to this Award Agreement, the Participant shall execute and deliver to each of the Partnership, the Service Recipient, and the Internal Revenue Service (the “IRS”) in the form set forth on Exhibit B, a timely, valid election under Section 83(b) of the Code (the “83(b) Election”). The Participant hereby acknowledges that (a) the Partnership has not provided, and is not hereby providing, the Participant with tax advice regarding the 83(b) Election and has urged the Participant to consult the Participant’s own tax advisor with respect to the income taxation consequences thereof, and (b) the Partnership has not advised the Participant to rely on any determination by it or its representatives as to the fair market value specified in the 83(b) Election and will have no liability to the Participant if the actual fair market value of the Class B Units on the date hereof exceeds the amount specified in the 83(b) Election.

10.    Participant. Whenever the word “Participant” is used in any provision of this Award Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the Person or Persons to whom the Class B Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such Person or Persons.

11.    Notice. Every notice or other communication relating to this Award Agreement between the Partnership and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Partnership shall be mailed or delivered to the Partnership at its principal executive office, to the attention of the Secretary of the General Partner of the Partnership, and all notices or communications by the Partnership to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Partnership’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted, or sent in accordance with any reasonable procedures established by such third-party plan administrator and communicated to the Participant from time to time.

12.    No Right to Continued Employment or Service. This Award Agreement does not confer upon the Participant any right to be retained in the employ or service of any member of the Partnership Group.

13.    Binding Effect. This Award Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

14.    Waiver and Amendments. Except as otherwise set forth in the Plan, any waiver, alteration, amendment, or modification of any of the terms of this Award Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment, or modification is consented to on the Partnership’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that such waiver is to be construed as a continuing waiver.

15.    Governing Law. This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

16.     Awarded Units Subject to Partnership Agreement and Plan. By executing this Award Agreement, the Participant agrees and acknowledges that: (a) the Participant has received and read a copy of the Plan and the Partnership Agreement, and (b) the Award is subject to the Plan and the Partnership Agreement, the terms and provisions of which are hereby incorporated herein by reference. In the event of any conflict between any term or provision contained herein and in the Plan, the terms of the Plan shall govern and prevail. In the event of any conflict between any term or provision contained herein or in the Plan, on the one hand, and the Partnership Agreement, on the other hand, the terms of the Partnership Agreement shall govern and prevail.

*    *    *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS CLASS B UNIT AWARD AGREEMENT, THE PLAN AND THE PARTNERSHIP AGREEMENT, AND, AS AN EXPRESS CONDITION TO THE GRANT OF OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS CLASS B UNIT AWARD AGREEMENT, THE PLAN AND THE PARTNERSHIP AGREEMENT.

FRONTIER TOPCO PARTNERSHIP, L.P.	PARTICIPANT

By:	Name: [●]
Title:

[Signature Page to Class B Unit Award Agreement]

Exhibit A

CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION AND NON-

DISPARAGEMENT AGREEMENT

[******]

Exhibit B

PROTECTIVE ELECTION TO INCLUDE PARTNERSHIP

INTEREST IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

[******]